   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 25, 1998.

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [ ]

Filed by a Party other than the Registrant [X]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                Only (as permitted by Rule 14A-6(e)(2))
[ ]  Definitive Proxy Statement
[X]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                     AMERICAN BANKERS INSURANCE GROUP, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

                      AMERICAN INTERNATIONAL GROUP, INC.
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  (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

 [X]  No Fee required.

 [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11:

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which the transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

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
     On February 24, 1998, American International Group, Inc. issued the following Press Release:


                       [AIG LOGO] AMERICAN INTERNATIONAL GROUP, INC.
                                  70 Pine Street New York, NY 10270


NEWS

Contact: Joe Norton
         Director of Public Relations
         212/770-3144


             AIG SUPPORTS AMERICAN BANKERS' INQUIRY INTO CENDANT'S

                        FITNESS TO OWN INSURANCE COMPANY

NEW YORK, February 24, 1998 -- American International Group, Inc. (AIG) today announced that it shares the concerns expressed by the Board of Directors of American Bankers Insurance Group, Inc. (ABIG) "as to whether an acquisition of American Bankers by Cendant could be prejudicial to American Bankers' policyholders and employees, the Miami area and the State of Florida." The concerns of the ABIG Board were set forth in a letter addressed to the Florida Department of Insurance and sent to the Insurance Commissioners of Arizona, Georgia, New York, South Carolina, and Texas.

     AIG is pleased that ABIG's Board of Directors has publicly expressed its concerns about the impact a possible Cendant acquisition could have on American Bankers and its shareholders, policyholders, employees, customers and other constituencies. AIG looks forward to a full airing of the facts concerning these issues at the hearings before the various state insurance regulatory authorities.

                                    #  #  #

     AIG is the leading U.S.-based international insurance organization and among the largest underwriters of commercial and industrial insurance in the United States. Its member companies write property, casualty, marine, life and financial services insurance in approximately 130 countries and jurisdictions, and are engaged in a range of financial services businesses. American International Group, Inc.'s common stock is listed on the New York Stock Exchange, as well as the stock exchanges in London, Paris, Switzerland and Tokyo.

                                    #  #  #